PROXY

UNITED BANCSHARES, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - APRIL 24, 2002

THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS

ALL FORMER PROXIES ARE HEREBY REVOKED

The undersigned, having received notice of the Annual Meeting of Shareholders of United Bancshares, Inc., Columbus Grove, Ohio to be held at 7:30 p.m., April 24, 2002, hereby designates and appoints the Proxy Committee of the Board of Directors, as attorney and proxy for the undersigned, with full power of substitution, to vote for and in the name of the undersigned all shares of the common stock of United Bancshares, Inc., which the undersigned is entitled to vote at such Annual Meeting of Shareholders, or at any adjournments thereof, such proxy being directed to vote as specified below on the following proposals and, in its discretion, on any other business that may properly come before the Annual Meeting or any adjournments thereof.

This proxy when properly executed (1) will be voted in the manner directed herein by the undersigned shareholder, or (2) if no direction is made, this proxy will be voted FOR each amendment to the Articles of Incorporation and the amendment and restatement of the Articles of Incorporation, FOR each amendment to the regulations and the adoption of the Regulations and FOR the election of the named nominees.  The Board of Directors recommends a FOR vote on each proposal.

Signature

Signature

Date:

, 2002

(Please sign exactly as your name appears hereon. All joint owners should sign.  When signing in a fiduciary capacity or as corporate officer, please give your full title as such.)

Please complete, sign, date and promptly mail this proxy in the enclosed postage-paid envelope.

Proposal 1. For the Amendment and Restatement of the Articles of Incorporation:	FOR	AGAINST	ABSTAIN
a. RESOLVED, that Article IX of the Articles of Incorporation be amended to eliminate cumulative voting rights of the shareholders.			
b. RESOLVED, that a new Article XI be added to eliminate pre-emptive rights of the shareholders.			

c.

RESOLVED, that the Articles of Incorporation of United Bancshares, Inc. be amended and restated in its entirety in accordance with the amendments approved by the shareholders of the Company at the 2002 Annual Meeting of Shareholders, and any adjournments thereof, which Amended and Restated Articles of Incorporation shall supercede all former Articles of Incorporation.

			
Proposal 2. For the Adoption of the proposed Regulations:

a.

RESOLVED, provided that each of the following seven Resolutions addressing particular provisions of the Regulations are adopted by the shareholders at the 2002 Annual Meeting of Shareholders, the Regulations in the form presented to the shareholders of the Company in the Proxy Statement for the 2002 Annual Meeting of Shareholders, are hereby adopted as the Regulations of United Bancshares, Inc., which Regulations shall supercede all former Regulations or Codes of Regulations.

			

b.

RESOLVED, that the provisions of the Company’s regulations concerning quorum requirements for shareholder meetings be amended such that the shareholders present at a meeting, in person or by proxy, constitute a quorum.

			
c. RESOLVED, that the provisions of the Company’s regulations concerning voting by shareholders by proxy be eliminated from the regulations and that such matters be governed by Ohio corporate law.			

d.

RESOLVED, that the provisions of the Company’s regulations concerning the delivery of financial statements to shareholders be eliminated from the regulations and that such matters be governed by Ohio corporate law.

			
e. RESOLVED, that the provisions of the Company’s regulations concerning shareholder and director actions without a meeting be eliminated and that such matters be governed by Ohio corporate law.			

f.

RESOLVED, that the provisions of the Company’s regulations concerning the procedure by which a shareholder may nominate a person for election to the Board of Directors be amended to require that such nominations be received by the Company at least 45 days prior to the corresponding date for the preceding year’s annual meeting.

			
g. RESOLVED, that the provisions of the Company’s regulations concerning the quorum requirements for directors meetings be eliminated and that such matters be governed by Ohio corporate law.			
h. RESOLVED, that the provisions of the Company’s regulations concerning compensation of the directors of the Company be eliminated and that such matters be governed by Ohio corporate law.			

Proposal 3.

To elect the following nominees to the Board of Directors:

Robert L. Dillhoff	Joe S. Edwards, Jr.	Thomas J. Erhart	P. Douglas Harter
E. Eugene Lehman	Carl L. McCrate	John P. Miller	William R. Perry
James N. Reynolds	H. Edward Rigel	David P. Roach	Daniel W. Schutt

FOR the nominees (except as marked to the contrary below)	WITHHOLD AUTHORITY for one or more of the nominees

If you wish to withhold authority to vote for any nominee, strike a line through the nominee’s name(s) above